SELECT ADVISORS, INC./SELECT CAPITAL CORPORATION



This Code of Ethics expresses the policy and procedures of our firm, and is enforced to insure that no one is taking advantage of their position, or even giving, the appearance of placing their own interests above that of the accounts and shareholders we are serving. In this regard, Section 204A of the Investment Advisers Act of 1940 ("Act") requires investment advisers to establish, maintain, and enforce policies designed to prevent the misuse of nonpublic information by the investment adviser and its associated persons. Moreover,
Section 206 of the Act, among other things, prohibits investment advisers from engaging in any device, scheme, or artifice to defraud any existing or prospective client.

In compliance with Sections 204A and 206 of the Act, this Code of Ethics contains provisions reasonably necessary to eliminate the possibility of conduct constituting the misuse of nonpublic information and/or fraud against any existing or prospective client. As more specifically detailed below, this Code prohibits all associated persons from trading in any securities listed on the Restricted Trading List without prior written approval. The following definitions apply as used herein:

The term "account" shall mean any advisory client of Select Advisors, Inc. or its affiliated companies or subsidiaries and any mutual funds advised by Select Advisors.

The term "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest, option or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing; provided, however, that "security" shall not mean securities issued by the government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies, variable annuity contracts and variable life insurance policies.

A security is "being considered for purchase or sale" when a recommendation to purchase or sell such security has been made to an Investment Officer and the Investment Officer is giving such recommendation serious consideration.

"Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. For a further explanation of "beneficial ownership", see Exhibit A.

"Associated person" means any officer, director, advisor or employee of Select Advisors, Inc. or its affiliates. Officers, directors and employees of London Pacific Group Limited, its affiliates are not considered associated persons for purposes of this Code of Ethics.



                SELECT ADVISORS, INC./SELECT CAPITAL CORPORATION

Affiliated companies include: Select Advisors, Inc., Select Capital Corp., Select Benefit Consultants, Inc., Capital Select Insurance or its affiliates or subsidiaries.


               PERSONAL SECURITIES ACCOUNTS OF ASSOCIATED PERSONS

"Associated person" as used herein, refers to any officer, director, advisor or employee of Select Advisors, Inc. or its affiliates.

     1. All associated persons must report to the designated Compliance Officer, any securities transactions in which such associated person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in securities.

     Every associated person must direct his/her broker(s) to transmit to the Compliance Officer a duplicate of confirmations of all transactions, and copies of the statements of the associated person's transactions, and copies of the statements of the associated person's brokerage accounts, whether existing currently or to be established in the future. The transaction reports and/or duplicates should be addressed "Personal and Confidential".

     When an associated person opens a brokerage account, or whenever a person with an existing brokerage account becomes an associated person, a letter in the form annexed hereto as Exhibit E will be sent to the broker-dealer involved, authorizing him or her to maintain the account. Information with respect to brokerage accounts should be included on Exhibit D and all changes must be reported to the Compliance Officer in writing upon occurrence.

     For each brokerage account that an associated person opens, the associated person must give instructions to the broker to send copies of all confirmations and monthly statements to:

                              Select Advisors, Inc.
                               Compliance Officer
                           -Personal and Confidential-
                      1755 Creekside Oaks Drive, Suite 290
                              Sacramento, CA 95833

     2. In addition, every associated person proposing to purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction would acquire, any direct or indirect beneficial ownership, must, except as provided in paragraph 5 below, notify and receive prior written approval from Compliance Officer for securities listed on the firm's Restricted Trading List.

     3. Every associated person, in requesting approval for a securities transaction in securities listed on the firm's Restricted Trading List, or approval of any securities transactions by associated persons that do not have access to the Restricted Trading List, shall complete a Personal Investment Report in the form annexed hereto as Exhibit C to the Compliance Officer.

     4. Approval from Compliance Officer for a proposed purchase or sale will normally be forthcoming whenever:


                SELECT ADVISORS, INC./SELECT CAPITAL CORPORATION


         a) within the most recent 15 days, the security in question (i) has not been purchased or sold by an Account or (ii) has not been included on the Buy or Sell Lists or (iii) has not been under consideration for addition to such Lists. The date of addition to such Lists is indicated adjacent to each security on the List. However, if recommendation activity is continuing, the trading prohibition stays effective for 15 days after the activity is complete;

         b) such proposed purchase or sale would be only remotely potentially harmful to an account because it would be very unlikely to affect a highly institutional market. (Approval under this provision will not generally be available when the accounts involved are mutual funds advised by Select Advisors, Inc., affiliates or subsidiaries); or

         c) the security in question is clearly not related economically to a security to be purchased, sold or held on an account.

     5. The prohibition in paragraph 2 above and paragraph 9 below, against purchases or sales absent prior approval, shall not apply to:

          a) Purchases or sales effected in any account over which the associated person does not have direct or indirect influence or control;

          b)   Transactions   which  are  non-volitional  on  the  part  of  the
               associated person;

          c) Purchases which are part of an automatic dividend reinvestment plan;

          d) Purchases effected upon the exercise or rights issued by an issuer pro rata to all holders of a class or its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          e)   Purchases or sales of repurchase agreements; and

          f) Purchases or sales of securities which are not eligible for purchase or sale by an account.

     6. The purchase of new issues or privately offered stock usually involves questions of regulations or rules, conflicts of interest or personal advantage at the expense of an account and, therefore, participation in such offerings is prohibited.

     7. All personal matters discussed with Compliance Officer and all confirmations, account statements and Personal Investments shall be kept in confidence but, of course, will be available for inspection by the Boards of Directors of Select Advisors, Inc. or Select Capital Corporation and by the regulatory agencies.

     8. Any violations of this Code of Ethics will be reported by Compliance Officer to the Board of Directors having jurisdiction over the account.

     9. If it is determined by Compliance Officer that a violation of this Code of Ethics has occurred and that the person violating this Code of Ethics has purchased or sold a security at a more advantageous price than that obtained by one of the accounts, such person shall be required to



                SELECT ADVISORS, INC./SELECT CAPITAL CORPORATION

     offer to sell to or purchase from the account, as the case may be, such security at the more advantageous price to the account. If this cannot be consummated, then Compliance Officer shall take such other course of action as he/she may deem appropriate. With respect to any violation of this Code of Ethics, Compliance Officer may take any preventive, remedial, or other action which he/she may deem appropriate. In determining whether or not there has been, or may be, a conflict of interest between the accounts and any person subject to this Code of Ethics, Compliance Officer shall consider all of the relevant facts and circumstances. Sanctions under this Code may include: termination of the associated person, resignation of the director, or disgorgement of any profits received from a securities transaction done in violation of this Code.





                      SELECT ADVISORS, INC. AND ITS CLIENTS

"Associated person" as used herein refers to any officer, Advisor or employee of Select Advisors, Inc. or its affiliates.

     1. Every associated person, making any investment recommendation or taking any investment action, shall exercise diligence and thoroughness, and shall have a reasonable and adequate basis for any such recommendations or action. No associated person shall undertake independent practice for compensation in competition with Select Advisors, Inc.

     2. The associated persons of Select Advisors, Inc., its affiliates shall conduct themselves in a manner consistent with the highest ethical standards. They shall avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest, or the appearance of a conflict of interest, which maybe otherwise detrimental to the interest of Select Advisors, Inc.

     3. An associated person having discretion as to the selection of broker-dealers to execute securities transactions for a Select Advisors' client shall select broker-dealers solely on the basis of the services provided directly or indirectly by such brokers to the clients advised by Select Advisors, Inc. An associated person shall not, directly or indirectly, receive a fee or commission from any source in connection with the sale or purchase of any security for a Select Advisors client without prior approval of the Compliance Officer.

     4. All associated persons shall take all steps reasonably necessary to provide that all brokerage orders for the purchase and sale of securities for the account of the client shall be kept confidential until the information is reported to the Securities and Exchange Commission, the clients or shareholders in the normal course of business.

     5. All associated persons shall comply strictly with procedures to ensure compliance with applicable Federal and State laws and regulations of Governmental agencies and self-regulatory organizations. The associated persons shall not knowingly participate in, assist, or condone



                SELECT ADVISORS, INC./SELECT CAPITAL CORPORATION

     any acts in violation of any statute or regulations governing securities matters, nor any act which would violate any provision of this Code of Ethics, or any rules adopted hereunder.

     6. Each associated person having supervisory responsibility shall exercise reasonable supervision over associated persons subject to his or her control, with a view to preventing any violation by such persons of applicable statutes or regulation, and the provision of the Code of Ethics.

     7. Any associated person encountering evidence that acts in violation of applicable statutes or regulations or provisions of the Code of Ethics have occurred shall report such evidence to Compliance Officer.

     8. Conflicts of interest generally result from a situation in which an individual has personal interests in a matter that is or may be competitive with his/her responsibilities to other persons or entities or where an individual has or may have competing obligations or responsibilities to two or more persons or entities. In the case of the relationship between a client on the one hand, and Select Advisors, Inc., its associated persons and their respective affiliates, on the other hand, such conflicts may result from the purchase or sale of securities for the account of a client and for the personal account of the individual involved or the account of any affiliated person or from the purchase or sale for the account of the client of securities in the purchase or sale for the account of the client of securities in which an associated person of Select Advisors, Inc. or affiliates has an interest. In these cases, all potential or actual conflicts must be disclosed and the first preference and priority must be to avoid such conflicts of interest whenever possible, and where they unavoidably occur, to resolve them in a manner not disadvantageous to the client.

     9. In order to ensure against conflicts of interest, no associated person shall engage in a securities transaction presenting a conflict of interest or potential conflict of interest without obtaining prior written approval from the Compliance Officer. Such transactions will not be authorized by the Compliance Officer unless it is determined, in his/her discretion, that such transactions are not disadvantageous to the clients of Select Advisors, Inc. or its Affiliates.






                SELECT ADVISORS, INC./SELECT CAPITAL CORPORATION



"Beneficial ownership of a security" includes securities held by:

     (a) Your spouse, minor children or relatives who share the same house with you; (b) an estate for your benefit; (c) a trust, of which (i) you are a trustee or you or members of your immediate family have a vested interest in the income or corpus of the trust, or (ii) you own a vested beneficial interest, or (iii) you are the settlor and you have the power to revoke the trust without the consent of all the beneficiaries; (d) a partnership in which you are a partner; (e) a corporation (other than with respect to treasury shares of the corporation) of which you are an officer, director or 10% stockholder; (f) any other person if, by reason of contract, understanding, relationship, agreement or other arrangement, you obtain therefrom benefits substantially equivalent to those of ownership; or (g) your spouse or minor children or any other person, if, even though you do not obtain therefrom the above mentioned benefits of ownership, you can vest or revest title in yourself at once or at some future time.

     A beneficial owner of a security also includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such security. Voting power includes the power to vote, or to direct the voting of such security, and investment power includes the power to dispose, or to direct the disposition of such security. A person is the beneficial owner of a security if he or she has the right to acquire beneficial ownership of such security at any time within sixty days.



                SELECT ADVISORS, INC./SELECT CAPITAL CORPORATION









I hereby acknowledge receipt of the Code of Ethics of Select Advisor's Inc. and Affiliated Companies.

I further acknowledge intention to comply, in all respects, with both the spirit and letter of this Code.

                                                     ___________________________
                                                     Signature


                                                     ___________________________
                                                     Print Name


                                                     ___________________________
                                                     Date








                SELECT ADVISORS, INC./SELECT CAPITAL CORPORATION



                           PERSONAL INVESTMENT REPORT
                                 CODE OF ETHICS

To:  Compliance Officer

From:

Date:



Name of Security:                                       # of Shares or $ Amount

Broker/Dealer:

Purchase:                                                      Sale

Market Order:                                                  GTC (Date)

Comments:




(Signature)


Comments:




Approved by:






                SELECT ADVISORS, INC./SELECT CAPITAL CORPORATION

TO:  Associated Persons of Select Advisors, Inc./Select Capital Corporation

FROM: Compliance Officer

SUBJECT: Brokerage Account Update


Please complete this questionnaire and return to Compliance Officer promptly.

[    ] I do not have a brokerage account at any broker/dealer

[ ]The following is a list of all the brokerage accounts that are maintained for me or in which I have a "beneficial ownership":

                                                                    ACCOUNT
BROKER/DEALER          ADDRESS                     ACCOUNT #      REGISTRATION









                                 Associated person's Name (Print)

                                 Associated person's Signature

                                 Date



Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or dispose of shares, regardless of any economic interest therein.





                SELECT ADVISORS, INC./SELECT CAPITAL CORPORATION


Dear :

We have been informed that , an associated person of Select Advisor's Inc. or its affiliated companies or subsidiaries, has opened an account with you.

This letter will serve to authorize you to maintain this account.

Please send duplicate copies of all confirmations and month-end statements to the undersigned marked:

                                    Compliance Officer
                                    Personal & Confidential
                                    FAO:           ( client's name)
                                    1755 Creekside Oaks Drive, Suite 290
                                    Sacramento,  CA  95833
Sincerely,



Compliance Officer